FOR IMMEDIATE RELEASE

For Further Information:
Waste Management, Inc.
Analysts:
Cherie Rice
713.512.6548
Media:
Sarah Simpson
713.394.2154
WMI #04-07

Waste Management Announces 4th Quarter and Full Year 2003 Earnings

Income from Operations as a Percent of Revenue Continues Trend of Sequential Improvement

HOUSTON — February 12, 2004 — Waste Management, Inc. (NYSE: WMI) today announced financial results for its fourth quarter and for the year ended December 31, 2003. Revenues for the quarter were $2.97 billion as compared with $2.81 billion in the year ago period. Net income before cumulative effect of change in accounting principle reported for the quarter was $226 million, or $0.39 per diluted share, compared with $236 million, or $0.39 per diluted share, for the fourth quarter 2002. The 2002 quarter included three significant items worth noting: a $43 million pre-tax gain on the sale of an investment, a $31 million tax expense reduction, and $26 million in pre-tax costs related to the settlement of a legal dispute. Combined, these three items improved fourth quarter 2002 diluted earnings per share by $0.07. The 2003 quarter included $17 million of pre-tax income related to a litigation settlement and a lower than previously anticipated effective tax rate, improving fourth quarter 2003 diluted earnings per share by approximately $0.04. Net income reported for the 2003 quarter was $183 million, or $0.31 per diluted share, after considering a $43 million unfavorable cumulative effect of change in accounting principle related to the application of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”) to special purpose type variable interest entities.

For the full year 2003, Waste Management reported operating revenues of $11.57 billion, compared with $11.14 billion in 2002. Net income before cumulative effect of change in accounting principles for the year was $719 million, or $1.21 per diluted share, compared with $820 million and $1.33 for the year 2002. Net income after considering cumulative effect of change in accounting principles was $630 million for 2003 and $822 million for 2002.

In the first quarter of 2003, Waste Management adopted SFAS No.143 — Accounting for Asset Retirement Obligations, and also changed its accounting for loss contracts and for certain repair and maintenance activities at its waste-to-energy and Independent Power Production plants. If the accounting changes implemented during 2003 had been effective in 2002, diluted earnings per share in 2002 would have been lower than reported amounts by $0.02 for the fourth quarter of 2002 and $0.08 for the full year.

“2003 was a year of great progress at Waste Management,” commented A. Maurice Myers, Chairman, President and Chief Executive Officer. “I believe we have terrific momentum heading into 2004, and we are focused on leveraging that momentum in the coming year. There were a number of significant accomplishments during the year. While revenues increased by $432 million, Selling, General and Administrative costs were reduced by $176 million, to 10.5% of revenue. We generated over $1 billion in adjusted free cash flow (a). And, through our pricing program we implemented and retained $13 million of monthly price increases, or $156 million of annualized increases, on our commercial and industrial open-market collection customer base.”

Key Highlights for the Fourth Quarter and Full Year

•	Operating cash flow of $640 million in the quarter and $1,926 million for the full year. The quarter and full year amounts include a favorable impact of $36 million and a net negative impact of $223 million, respectively, related to the payment of a class action settlement.

•	Free cash flow (a) of $268 million in the quarter and $800 million for the full year. Adjusted free cash flow (a), excluding the net cash impact of the payments related to the class action lawsuit settlement, was $232 million in the quarter and $1,023 million for the full year.

•	Capital expenditures of $402 million and $1,200 million for the quarter and the year, respectively.

•	Internal revenue growth on base business for the quarter of 0.7%, with all of that growth coming from price and a flat volume component. The price component excludes combined net positive impact of 0.2% related to higher fuel surcharges, higher recycling commodity prices, and lower electricity rates at Independent Power Production facilities.

•	In connection with the WasteRoute program, the Company exceeded its goal of reducing 750 routes during 2003. Estimated gross savings from the program were $18 million in 2003.

•	Income from operations as a percent of revenue was 14.9% for the quarter, marking the third straight quarter of sequentially improving margins in 2003.

•	During the fourth quarter $298 million of common stock was repurchased, for a total of $574 million, or about 22 million shares, for the full year.

•	Acquired $561 million of annualized revenues, for $344 million total consideration.

Myers added, “General economic indicators were largely positive during the course of the fourth quarter. Similarly, the volume component of our internal revenue growth was improved as compared to the negative trends we have seen in the prior quarters. The first quarter, our seasonally slowest quarter in terms of business volumes, is not looking very robust so far, with harsh winter storms in certain of our key markets. Our focus at this time remains on improving the performance of our bottom quartile performers, as measured by key performance metrics. As a team, we can and will continue our efforts to improve our efficiencies and reduce our costs while at the same time raising prices. However, it is generally believed that volumes in this industry lag broad economic results by six to nine months. An economic-related rebound to our volumes in 2004 would be an unplanned positive occurrence.”

2004 Outlook

The Company also announced the following in regard to its financial outlook for 2004:

•	Free cash flow (a) estimated in the range of $900 million to $1.0 billion.

•	Capital expenditures expected to be in the range of $1.15 to $1.25 billion.

•	Total revenue projected to be in a range from $11.9 to $12.0 billion. Internal revenue growth on base business expected to be 1.0%, substantially all price.

•	Diluted earnings per share projected to be within the current analysts’ range ($1.36 to $1.52).

•	Approximately $250 million expected to be spent on acquisitions.

•	Projected share repurchases in the range of $400 to $500 million.

•	Payment of $0.75 per share in dividends over the course of the year, at an approximate cash cost of $430 million.

(a)	The Company included its free cash flow, which is a non-GAAP financial measure, herein because the amount of cash produced by the Company from non-financing activities that is available for uses such as the Company’s acquisition program, its share repurchase program, its scheduled debt reduction and the payment of dividends is important to the Company’s capital allocation process and its goal of providing returns to its shareholders. The Company believes that this measure, which is used internally by management, is important to its investors. Free cash flow is defined by the Company as:

•	Net cash provided by operating activities

•	Less, capital expenditures

•	Plus, proceeds from divestitures of businesses, net of cash divested, and other sales of assets

Adjusted free cash flow excludes the net cash impact of the payments related to the class action settlement. The Company’s definition of free cash flow and adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company has scheduled an investor and analyst conference call for later today to discuss the results of today’s earnings announcement and the 2004 guidance. The information in this press release should be read in conjunction with the information on the conference call. The call will begin at 10:00 a.m. eastern time, 9:00 a.m. central time, and is open to the public. To listen to the conference call, which will be broadcast live over the Internet, go to the Waste Management Website at http://www.wm.com, and select “Live Webcast: 4Q03 Earnings Report.” You may also listen to the conference call by telephone by contacting the conference call operator at (877) 710-6139, 5-10 minutes prior to the scheduled start time, and asking for the “Waste Management Conference Call — Call ID 4861246.” For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 1:00 p.m. central time February 12th through 1:00 p.m. on February 26th. To hear a replay of the call over the Internet, access the Waste Management Website at http://www.wm.com. To hear a telephonic replay of the call, dial (800) 642-1687 and enter reservation code 4861246.

Waste Management, Inc. is its industry’s leading provider of comprehensive waste management and environmental services. Based in Houston, the Company serves municipal, commercial, industrial, and residential customers throughout North America.

Certain statements contained in this press release include statements that are “forward-looking statements.” Outlined below are some of the risks that the Company faces and that could affect our financial statements for 2004 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. However, they are not the only risks that the Company faces. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also impair our business. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, the Company, from time to time, provides estimates of financial and other data relating to future periods. Such estimates and other information are the Company’s expectations at the point in time of issuance but may change at some future point in time. By issuing such estimates the Company has no obligation, and is not undertaking any obligation, to update such estimates or provide any other information relating to such estimates.

•	potential liability for environmental damages resulting from our operations;

•	possible changes in our estimates of site remediation requirements, final capping, closure and post-closure obligations, compliance and regulatory developments;

•	the possible impact of regulations on our business, including the cost to comply with regulatory requirements and the potential liabilities associated with disposal operations, as well as our ability to obtain and maintain permits needed to operate our facilities;

•	the effect of limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

•	possible charges against earnings as a result of shut-down operations, development or expansion projects, uncompleted acquisitions or other events;

•	the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities;

•	the effect the weather has on our quarter to quarter results, as well as the effect of extremely harsh weather on our operations;

•	the effect that price fluctuations on commodity prices may have on our operating revenues;

•	the outcome of litigation or threatened litigation;

•	the effect competition in our industry could have on our profitability;

•	possible diversions of management’s attention and increases in operating expenses due to efforts by labor unions to organize our employees;

•	possible increases in operating expenses due to fuel price increases or fuel supply shortages;

•	the effects of general economic conditions, including the impact of potential interest rate fluctuations and the ability of insurers to fully or timely meet their contractual commitments and of surety companies to continue to issue surety bonds;

•	the need for additional capital if cash flows are less than we expect or capital expenditures are more than we expect, and the possibility that we cannot obtain additional capital on acceptable terms if needed;

•	possible errors or problems upon implementation of new information technology systems; and

•	possible fluctuations in quarterly results of operations or adverse impacts on our results of operations as a result of the adoption of new accounting standards or interpretations.

Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

####

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended December 31,
	2003	2002
Operating revenues	$2,968	$2,812

Costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	1,917	1,792
Selling, general and administrative	295	358
Depreciation and amortization	313	304
Restructuring	1	—
Asset impairments and unusual items	1	(25)

	2,527	2,429

Income from operations	441	383

Other income (expense):
Interest expense	(110)	(115)
Minority interest	(1)	(3)
Interest income and other, net	7	54

	(104)	(64)

Income before income taxes	337	319
Provision for income taxes	111	83

Income before cumulative effect of change in accounting principle	226	236
Cumulative effect of change in accounting principle, net of income tax benefit of $29 in 2003	(43)	—

Net income	$183	$236

Basic earnings per common share:
Income before cumulative effect of change in accounting principle	$0.39	$0.39
Cumulative effect of change in accounting principle	(0.08)	—

Net income	$0.31	$0.39

Diluted earnings per common share:
Income before cumulative effect of change in accounting principle	$0.39	$0.39
Cumulative effect of change in accounting principle	(0.08)	—

Net income	$0.31	$0.39

Basic common shares outstanding	581.4	602.4

Diluted common shares outstanding	586.5	604.7

Pro forma income and earnings per common share assuming changes in accounting principles are applied retroactively:
Income before cumulative effect of changes in accounting principles	$226	$226
Basic earnings per common share before cumulative effect of changes in accounting principles	$0.39	$0.38
Diluted earnings per common share before cumulative effect of changes in accounting principles	$0.39	$0.37

Note:	Effective April 1, 2002, certain costs and expenses that were previously included in selling, general and administrative expenses were reclassified to operating expenses as a result of the March 2002 reorganization and to conform with the 2003 presentation. For the three months ended December 31, 2002, $49 million was reclassified.

(1)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended December 31,
	2003	2002
EPS Calculation:
Income before cumulative effect of change in accounting principle	$226	$236
Cumulative effect of change in accounting principle	(43)	—

Diluted net income	$183	$236

Shares outstanding at end of period	576.1	594.6
Effect of weighting	5.3	7.8

Basic common shares outstanding at end of period	581.4	602.4
Adjustment — Dilutive effect of common stock options, stock warrants and other contingently issuable shares	5.1	2.3

Diluted common shares outstanding at end of period	586.5	604.7

Basic earnings per common share:
Income before cumulative effect of change in accounting principle	$0.39	$0.39
Cumulative effect of change in accounting principle	(0.08)	—

Net income	$0.31	$0.39

Diluted earnings per common share:
Income before cumulative effect of change in accounting principle	$0.39	$0.39
Cumulative effect of change in accounting principle	(0.08)	—

Net income	$0.31	$0.39

(2)

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31,
	2003	2002
Operating revenues	$11,574	$11,142

Costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	7,517	6,880
Selling, general and administrative	1,216	1,392
Depreciation and amortization	1,265	1,222
Restructuring	44	38
Asset impairments and unusual items	(8)	(34)

	10,034	9,498

Income from operations	1,540	1,644

Other income (expense):
Interest expense	(439)	(467)
Minority interest	(6)	(7)
Interest income and other, net	28	72

	(417)	(402)

Income before income taxes	1,123	1,242
Provision for income taxes	404	422

Income before cumulative effect of changes in accounting principles	719	820
Cumulative effect of changes in accounting principles, net of income tax benefit of $60 in 2003 and expense of $0 in 2002	(89)	2

Net income	$630	$822

Basic earnings per common share:
Income before cumulative effect of changes in accounting principles	$1.22	$1.34
Cumulative effect of changes in accounting principles	(0.15)	—

Net income	$1.07	$1.34

Diluted earnings per common share:
Income before cumulative effect of changes in accounting principles	$1.21	$1.33
Cumulative effect of changes in accounting principles	(0.15)	—

Net income	$1.06	$1.33

Basic common shares outstanding	589.0	613.4

Diluted common shares outstanding	592.5	617.5

Cash dividends declared per common share	$0.01	$0.01

Pro forma income and earnings per common share assuming changes in accounting principles are applied retroactively:
Income before cumulative effect of changes in accounting principles	$719	$773
Basic earnings per common share before cumulative effect of changes in accounting principles	$1.22	$1.26
Diluted earnings per common share before cumulative effect of changes in accounting principles	$1.21	$1.25

Note:	Effective April 1, 2002, certain costs and expenses that were previously included in selling, general and administrative expenses were reclassified to operating expenses as a result of the March 2002 reorganization and to conform with the 2003 presentation. For the year ended December 31, 2002, $137 million related to the second, third, and fourth quarters of 2002 was reclassified.

(3)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31,
	2003	2002
EPS Calculation:
Income before cumulative effect of changes in accounting principles	$719	$820
Adjustment — Interest on convertible securities, net of income taxes	—	1

Diluted income before cumulative effect of changes in accounting principles	719	821
Cumulative effect of changes in accounting principles	(89)	2

Diluted net income	$630	$823

Shares outstanding at end of period	576.1	594.6
Effect of weighting	12.9	18.8

Basic common shares outstanding at end of period	589.0	613.4
Adjustments:
Dilutive effect of common stock options, stock warrants and other contingently issuable shares	3.5	3.3
Dilutive effect of convertible subordinated notes	—	0.8

Diluted common shares outstanding at end of period	592.5	617.5

Basic earnings per common share:
Income before cumulative effect of changes in accounting principles	$1.22	$1.34
Cumulative effect of changes in accounting principles	(0.15)	—

Net income	$1.07	$1.34

Diluted earnings per common share:
Income before cumulative effect of changes in accounting principles	$1.21	$1.33
Cumulative effect of changes in accounting principles	(0.15)	—

Net income	$1.06	$1.33

(4)

Waste Management, Inc.
Condensed Consolidated Balance Sheets
(In Millions)

	December 31,	December 31,
	2003	2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$135	$264
Receivables, net	1,811	1,748
Other	642	792

Total current assets	2,588	2,804
Property and equipment, net	11,411	10,612
Goodwill	5,266	5,079
Other intangible assets, net	156	105
Other assets	1,235	1,256

Total assets	$20,656	$19,856

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued liabilities, and deferred revenues	$2,818	$3,046
Current portion of long-term debt	514	231

Total current liabilities	3,332	3,277
Long-term debt, less current portion	7,997	8,062
Other liabilities	3,514	3,190

Total liabilities	14,843	14,529
Minority interest in subsidiaries	250	19
Stockholders’ equity	5,563	5,308

Total liabilities and stockholders’ equity	$20,656	$19,856

Note: Prior year information has been restated to conform to 2003 presentation.

(5)

Waste Management, Inc.
Condensed Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Year Ended December 31,
	2003	2002
Cash flows from operating activities:
Net income	$630	$822
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of changes in accounting principles	89	(2)
Depreciation and amortization	1,265	1,222
Other	394	278
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(452)	(167)

Net cash provided by operating activities	1,926	2,153

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(337)	(162)
Capital expenditures	(1,200)	(1,287)
Net proceeds from restricted funds, business divestitures, asset sales and other	453	487

Net cash used in investing activities	(1,084)	(962)

Cash flows from financing activities:
New borrowings	107	894
Debt repayments	(563)	(1,591)
Common stock repurchases	(550)	(982)
Cash dividends	(6)	(6)
Exercise of common stock options and warrants	52	27
Other	(13)	—

Net cash used in financing activities	(973)	(1,658)

Effect of exchange rate changes on cash and cash equivalents	2	1

Decrease in cash and cash equivalents	(129)	(466)
Cash and cash equivalents at beginning of period	264	730

Cash and cash equivalents at end of period	$135	$264

(6)

Waste Management, Inc.
Summary Data Sheet
(Dollar amounts in Millions)
(Unaudited)

	Quarters Ended
	December 31,	September 30,	December 31,
	2003	2003	2002
Operating Revenues by Lines of Business
NASW:
Collection	$1,985	$1,984	$1,909
Landfill	675	703	663
Transfer	404	420	372
Wheelabrator	212	205	213
Recycling and other	239	231	164
Intercompany	(547)	(568)	(509)

Operating revenues	$2,968	$2,975	$2,812

Internal Growth of Operating Revenues from Comparable Prior Periods
Internal growth	0.9%	-0.1%	1.2%
Less: Price changes due to recycling commodities, electricity (IPP), and fuel surcharge	0.2%	-0.2%	1.7%

Adjusted internal growth	0.7%	0.1%	-0.5%

Acquisition Summary (a)
Gross annualized revenue acquired	$124	$107	$23

Total consideration	$98	$68	$37

Cash paid for acquisitions	$90	$65	$34

Recycling Segment Supplemental Data (b)
Operating revenues	$148	$138	$82

Operating expenses (exclusive of depreciation and amortization)	$130	$119	$64

	Quarters Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Free Cash Flow Analysis (c)
Net cash provided by operating activities	$640	$626	$1,926	$2,153
Capital expenditures	(402)	(373)	(1,200)	(1,287)
Proceeds from divestitures of businesses, net of cash divested, and other sales of assets	30	93	74	175

Free cash flow	268	$346	800	$1,041

Pro forma adjustments:
Shareholder litigation payments, net of income tax and other	(36)		223

Adjusted free cash flow	$232		$1,023

(a)	Represents amounts associated with business acquisitions consummated during the indicated periods.

(b)	Information provided is after the elimination of intercompany revenues and related expenses.

(c)	The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(7)

Waste Management, Inc.
Summary Data Sheet
(Dollar amounts in Millions)
(Unaudited)

	Quarters Ended
	December 31,	September 30,	December 31,
	2003	2003	2002
Balance Sheet Data
Cash and cash equivalents	$135	$523	$264

Debt-to-total capital ratio:
Long-term indebtedness, including current maturities	$8,511	$8,560	$8,293
Total equity	5,563	5,606	5,308

Total capital	$14,074	$14,166	$13,601

Debt-to-total capital	60.5%	60.4%	61.0%

Capitalized interest	$6	$6	$6

Other Operational Data
Internalization of waste, based on disposal costs	63.6%	63.9%	65.1%

Total landfill disposal volumes (tons in millions)	29.4	31.0	29.1
Total Waste to Energy disposal volumes (tons in millions)	1.9	2.0	1.9

Total disposal volumes (tons in millions)	31.3	33.0	31.0

Active landfills	289	289	293

Landfills reporting volume	265	267	271

Landfills Included in Operating Groups:
Expense Under Current Method - Non — SFAS No. 143 amortization expense	$87.3	$98.5
Amortization expense related to SFAS No. 143 obligations	11.9	15.4

Total amortization expense	99.2	113.9
Accretion and other related expense	17.8	11.8

Landfill amortization, accretion and other related expense	$117.0	$125.7

Expense Under Historical Method - Landfill amortization expense			$99.5
Landfill final closure and post closure expense			(7.7	)(a)

Landfill amortization and final closure and post closure			$91.8

(a)	The ($7.7) million includes a reduction in expense associated with the review of the estimated future closure and post-closure requirements of the Company’s landfills.

(8)